UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

ENVISION SOLAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53204	26-1342810
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 799-4583

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

General.  On September 8, 2016, Mr. Donald Moody resigned as a director of Envision Solar International, Inc., a Nevada corporation (the "Company"), and the Company accepted Mr. Moody's resignation, effective September 8, 2016.  Mr. Moody resigned voluntarily in order to make room on the Board of Directors for a new director whose appointment he supports.

On September 8, 2016, Mr. Peter W. Davidson accepted an appointment as a new director of the Company, effective September 8, 2016.

Compensation Arrangements.  In consideration for Mr. Davidson's acceptance to serve as a director of the Company, the Company agreed to grant 750,000 restricted shares of its common stock to Mr. Davidson, vesting according to the following vesting schedule: 62,500 shares or pro rata portion thereof per calendar quarter over a 36 month period commencing on September 30, 2016, issuable on the last day of each calendar quarter so long as Mr. Davidson serves as a director of the Company, provided, that the first vesting is scheduled to occur on September 30, 2016 and be for 62,500 shares.  The Company intends to grant up to an additional 750,000 restricted shares of its common stock to Mr. Davidson based on Mr. Davidson achieving certain performance criteria to be agreed upon by the Board of Directors after discussion with senior management at a future date.

Biographical Information.  A comprehensive description of the experience and qualifications of Peter W. Davidson is included in the following paragraphs:

Peter W. Davidson, age 57, has been an adjunct professor at Columbia University's School of International and Political Affairs since 2014 and a non-resident fellow at Columbia University's Center on Global Energy Policy since 2015.  In May 2013, Mr. Davidson was appointed by President Obama to serve as the executive director of the Loan Program Office ("LPO") at the United States Department of Energy, a position he held until June 2015.  At the LPO, Mr. Davidson oversaw the program's more than $30 billion portfolio of loans and loan guarantees, making it the largest project finance organization in the United States government.  Mr. Davidson was responsible for ensuring that the LPO carried out its mission to accelerate the deployment of innovative clean energy projects and domestic advanced vehicle manufacturing.  Prior to leading the LPO, Mr. Davidson was the senior advisor for energy and economic development at the Port Authority of New York and New Jersey (from 2012 to 2013) and was the executive director of New York State's economic development agency, the Empire State Development Corporation (from 2009 to 2011).  From 1989 to 2014, Mr. Davidson was an entrepreneur who founded and managed several separate companies in television and radio broadcasting, outdoor advertising, and traditional and digital marketing services, with a focus on the Hispanic market. From 1986 to 1989, he was an executive in the investment banking division of Morgan Stanley & Co.  Since 2001, Mr. Davidson has also been the chairman of the JM Kaplan Fund, a New York City based philanthropic organization. Under his leadership, grant making has focused on reducing New York City's carbon footprint, supporting immigrant integration in the U.S. and archeological conservation world-wide.  Mr. Davidson received his Master of Business Administration degree from Harvard University in 1986 and his Bachelor of Arts degree from Stanford University in 1981.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d)        Exhibits

10.1.     Restricted Stock Agreement between the Company and Peter Davidson, dated September 8, 2016.

99.1      Resignation Notice from Donald Moody, effective September 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Date: September 12, 2016

By: /s/ Desmond Wheatley

Desmond Wheatley, Chief Executive Officer